AMENDMENT TO ASSET PURCHASE AGREEMENT
    THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into as of February 8, 1996, by and among Utah Medical Products, Inc., a Utah corporation ("Purchaser"), OB Tech Liquidating Company, L.L.C., a Delaware limited liability company (the "Company") and the successor in interest to O.B. Tech, Inc., a California Corporation ("O.B. Tech"), and James J. Bochnowski (the "Agent").

                                R E C I T A L S

    A. Purchaser, O.B. Tech, and the individuals and other entities identified on the signature pages to the Agreement (as defined below) entered into an Asset Purchase Agreement dated January 4, 1994 (the "Agreement"). Pursuant to Section 3.7 of the Agreement, among other things, the Agent was irrevocably appointed as the agent and attorney-in-fact of the shareholders of O.B. Tech that executed the Agreement to act in the name of such shareholders for purposes of executing any documents and taking any actions that the Agent, in his sole discretion, may deem necessary or desirable in connection with Agreement or any of the transactions contemplated thereby.

    B. The parties now wish to amend the Agreement pursuant to Section 14.7 thereof, as set forth in this Amendment. All capitalized terms used in the Amendment and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

    NOW, THEREFORE, the parties agree as follows:

    1. The product described on Exhibit A hereto as approved by the FDA under submission number K954619 shall be deemed to constitute "Cordguard I" in place of the product identified as "Cordguard I" in the Agreement.

    2. The parties acknowledge and agree that Purchaser has satisfied all of its obligations under Section 2.1 of the Agreement and Section 2.1 is of no further force or effect.

    3. Section 2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

         2.2 Exclusivity. Purchaser shall retain exclusive ownership rights in, and exclusive rights to exploit, U.S. Patent No. 5,190,556 included in the Assets (the "Patent") and any other patents included in the Assets or otherwise arising out of the Assets (the "Additional Patents"), and have no obligation to grant the Company any rights therein.

    4. The parties acknowledge and agree that Purchaser has satisfied all of its obligations under Section 2.3 of the Agreement and Section 2.3 of the Agreement is of no further force or effect.

    5. Section 3.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

         3.2 Acceptance Payment. On or before February 15, 1996, Purchaser shall pay to the Company in cash or other immediately available funds Two Hundred Fifty Thousand Dollars ($250,000) (the "Acceptance Payment").
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Amendment to Asset Purchase Agreement
Page 2

    6. Section 3.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

         3.3 Incremental Payments. Purchaser shall make up to three additional payments (the "Incremental Payments") to the Company of Two Hundred Fifty Thousand Dollars ($250,000) each (or up to an additional aggregate amount of Seven Hundred Fifty Thousand Dollars ($750,000)) in the event Gross Revenues from the sale of Cordguard I equal or exceed in a calendar year during the remaining validity of the Patent any of the following three benchmarks (with only one payment being due for achievement of each benchmark): (i) Gross Revenues exceed Ten Million Dollars ($10,000,000); (ii) Gross Revenues exceed Twenty Million Dollars ($20,000,000); or (iii) after achieving benchmark
         (ii), Gross Revenues exceed Twenty Million Dollars ($20,000,000) in a subsequent calendar year. To illustrate Purchaser's obligation to make the Incremental Payments: (A) in the event Gross Revenues exceed Ten Million Dollars ($10,000,000) in one or more calendar years but never exceed Twenty Million Dollars ($20,000,000) in a calendar year, the Company shall only be entitled to the first Incremental Payment of Two Hundred Fifty Thousand Dollars ($250,000); (B) in the event Gross Revenues exceed Twenty Million Dollars ($20,000,000) in a calendar year without having previously exceeded Ten Million Dollars ($10,000,000), the Company shall be entitled to the first and second Incremental Payments of Two Hundred Fifty Thousand Dollars ($250,000) each for Cordguard I having achieved benchmarks (i) and (ii) in such calendar year; and (C) in the event Gross Revenues exceed Twenty Million Dollars ($20,000,000) in two calendar years, the Company shall be entitled to receive the third and final Two Hundred Fifty Thousand Dollars ($250,000) Incremental Payment with respect to such second calendar year. Any Incremental Payment which become due shall be paid within thirty (30) days of the end of the year for which such payment is due.

    7. Section 3.4.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

         3.4.1 Cordguard I. Five percent (5%) of Gross Revenues relating to Cordguard I for the remaining validity of the Patent;
    8. Except as expressly provided herein, the Agreement shall remain unmodified and in full force and effect and, in the event of any inconsistency between the terms of the Amendment and the Agreement, the terms of the Amendment shall be controlling.

    9. This Amendment may be executed in several counterparts, each of which shall constitute and original and all of which, when taken together, shall constitute one amendment.

    10. This Amendment shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.



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Amendment to Asset Purchase Agreement
Page 3

    IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date specified above.


PURCHASER:                    THE COMPANY:
                              -----------


UTAH MEDICAL PRODUCTS, INC.   OB TECH LIQUIDATING COMPANY, L.L.C.



By  /s/ Kevin L. Cornwell     By /s/ James J. Bochnowski
   -------------------------     -----------------------

      Kevin L. Cornwell          James J. Bochnowski
      President & CEO            Manager

THE AGENT:
- - ---------




        /s/ James J. Bochnowski
- - -------------------------------

James J. Bochnowski

Exhibit A:
[Graphical information omitted}

    Description: Exhibit A to the "Amendment to Asset Purchase Agreement" is a copy of Utah Medical Products part number 5950 which is a printed brochure. The brochure includes a photograph of a device identified as Cordguard II, brief descriptions of product features, and gives the catalog number as CRD-200. The brochure says that Cordguard II is "The Closed System for Umbilical Cord Clamping, Cutting & Blood Collection". Identified product features include "Integrated cord clamp", "Designed to minimize splashing and spraying of blood", "Designed for Single-handed use", "2 five cc vacuum tubes", and "Protective sheath to keep tubes clean".